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                        ALLIANCE CAPITAL MANAGEMENT L.P.
                           UNIT OPTION PLAN AGREEMENT



      AGREEMENT, dated December 10, 1998 between Alliance Capital Management L.P. (the "Partnership") and Bruce W. Calvert (the "Participant"), an employee of the Partnership or a subsidiary of the Partnership (an "Employee Participant") or a member of the Board of Directors of Alliance Capital Management Corporation (the "Board"), the general partner of the Partnership (a "Director Participant").

      The 1997 Option Committee (the "Administrator") of the Board, pursuant to the Alliance Capital Management L.P. 1997 Long Term Incentive Plan, a copy of which has been delivered to the Participant (the "Plan"), has granted to the Participant an option to purchase units representing assignments of the beneficial ownership of limited partnership interests in the Partnership (the "Units") as hereinafter set forth, and authorized the execution and delivery of this Agreement.

      In accordance with that grant, and as a condition thereto, the Partnership and the Participant agree as follows:

      1. Grant of Option. Subject to and under the terms and conditions set forth in this Agreement and the Plan, the Participant is the owner of an option (the "Option") to purchase from the Partnership the number of Units set forth in
Section 1 of Exhibit A attached hereto at the per Unit price set forth in
Section 2 of Exhibit A.

      2. Term and Exercise Schedule. This Option shall not be exercisable to any extent prior to December 10, 1999 or after December 10, 2008 (the "Expiration Date"). Subject to the terms and conditions of this Agreement and the Plan, the Participant shall be entitled to exercise the Option prior to the Expiration Date and to purchase Units hereunder in accordance with the schedule set forth in Section 3 of Exhibit A.

      The right to exercise this Option shall be cumulative so that to the extent this Option is not exercised when it becomes initially exercisable with respect to any Units, it shall be exercisable with respect to such Units at any time thereafter until the Expiration Date and any Units subject to this Option which have not then been purchased may not, thereafter, be purchased hereunder. A Unit shall be considered to have been purchased on or before the Expiration Date if the Partnership has been given notice of the purchase and the Partnership has actually received payment therefor pursuant to Sections 3 and 14, on or before the Expiration Date.


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      3. Notice of Exercise, Payment and Certificate. Exercise of this Option, in whole or in part, shall be by delivery of a written notice to the Partnership pursuant to Section 14 which specifies the number of Units being purchased and is accompanied by payment therefor in cash. Promptly after receipt of such notice and purchase price, the Partnership shall deliver to the person exercising the Option a certificate for the number of Units purchased. Units to be issued upon the exercise of this Option may be either authorized and unissued Units or Units which have been reacquired by the Partnership.

      4. Termination of Employment. This Option may be exercised by an Employee Participant only while the Employee Participant is employed full-time by the Partnership, except as follows:

            (a) Disability. If the Employee Participant's employment with the Partnership terminates because of Disability, the Employee Participant (or his personal representative) shall have the right to exercise this Option, to the extent that the Employee Participant was entitled to do so on the date of termination of his employment, for a period which ends not later than the earlier of (i) three months after such termination, and (ii) the Expiration Date. "Disability" shall mean a determination by the Administrator that the Employee Participant is physically or mentally incapacitated and has been unable for a period of six consecutive months to perform the duties for which he was responsible immediately before the onset of his incapacity. In order to assist the Administrator in making a determination as to the Disability of the Employee Participant for purposes of this paragraph (a), the Employee Participant shall, as reasonably requested by the Administrator, (A) make himself available for medical examinations by one or more physicians chosen by the Administrator and approved by the Employee Participant, whose approval shall not unreasonably be withheld, and (B) grant the Administrator and any such physicians access to all relevant medical information concerning him, arrange to furnish copies of medical records to them, and use his best efforts to cause his own physicians to be available to discuss his health with them.

            (b) Death. If the Employee Participant dies (i) while in the employ of the Partnership, (ii) within one month after termination of his employment with the Partnership because of Disability (as determined in accordance with paragraph (a) above), or (iii) within one month after the Partnership terminates his employment for any reason other than for Cause (as determined in accordance with paragraph (c) below), this Option may be exercised, to the extent that the Employee Participant was entitled to do so on the date of his death, by the person or persons to whom the Option shall have been transferred by will or by the laws of descent and distribution, for a period which ends not later than the earlier of (A) six months from the date of the Employee Participant's death, and (B) the Expiration Date.


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                                       -3-

            (c) Other Termination. If the Partnership terminates the Employee Participant's employment for any reason other than death, Disability or for Cause, the Employee Participant shall have the right to exercise this Option, to the extent that he was entitled to do so on the date of the termination of his employment, for a period which ends not later than the earlier of (i) three months after such termination, and (ii) the Expiration Date. "Cause" shall mean (A) the Employee Participant's continuing willful failure to perform his duties as an employee (other than as a result of his total or partial incapacity due to physical or mental illness), (B) gross negligence or malfeasance in the performance of the Employee Participant's duties, (c) a finding by a court or other governmental body with proper jurisdiction that an act or acts by the Employee Participant constitutes (1) a felony under the laws of the United States or any state thereof (or, if the Employee Participant's place of employment is outside of the United States, a serious crime under the laws of the foreign jurisdiction where he is employed, which crime if committed in the United States would be a felony under the laws of the United States or the laws of New York), or (2) a violation of federal or state securities law (or, if the Employee Participant's place of employment is outside of the United States, of federal, state or foreign securities law) by reason of which finding of violation described in this clause (2) the Board determines in good faith that the continued employment of the Employee Participant by the Partnership would be seriously detrimental to the Partnership and its business, (D) in the absence of such a finding by a court or other governmental body with proper jurisdiction, such a determination in good faith by the Board by reason of such act or acts constituting such a felony, serious crime or violation, or (E) any breach by the Employee Participant of any obligation of confidentiality or non-competition to the Partnership.

      For purposes of this Agreement, employment by a subsidiary of the Partnership shall be deemed to be employment by the Partnership. A "subsidiary" of the Partnership shall be any corporation or other entity of which the Partnership and/or its subsidiaries (a) have sufficient voting power (not depending on the happening of a contingency) to elect at least a majority of its board of directors, or (b) otherwise have the power to direct or cause the direction of its management and policies.


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      5. Termination of Service as a Director. The Option may be exercised by a
Director Participant only while the Director Participant serves on the Board; except upon termination of a Director Participant's service by reason of such Director Participant's voluntary mid-term resignation, declining to stand for re-election (whether as a result of the general partner's mandatory retirement program or otherwise), becoming an employee of the Partnership or a subsidiary thereof or because of Disability, all outstanding options held by such Director Participant on the date of such termination shall expire five years from the date upon which such Director Participant's service terminates. In the event of death of a Director Participant (whether before or after termination of service), all outstanding options held by such Director Participant (and not previously canceled or expired) on the date of death shall be fully exercisable by the Director Participant's legal representative within one year of the date of death (without regard to the expiration date of the Option specified in the preceding sentence).

      6. No Right to Continued Employment or Directorship. This Option shall not confer upon the Participant any right to continue in the employ of the Partnership or any subsidiary of the Partnership or to be retained as a Director, and shall not interfere in any way with the right of the Partnership to terminate the service of the Participant at any time for any reason.

      7. Non-Transferability. This Option is not transferable other than by will or the laws of descent and distribution and, except as otherwise provided in
Section 4, during the lifetime of the Participant this Option is exercisable only by the Participant; except that a Participant may transfer this Option, without consideration, subject to such rules as the Committee may adopt to preserve the purposes of the Plan (including limiting such transfers to transfers by Participants who are Director Participants or senior executives), to a trust solely for the benefit of the Participant and the Participant's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (each a "Permitted Transferee").

      8. Payment of Withholding Tax. (a) In the event that the Partnership determines that any federal, state or local tax or any other charge is required by law to be withheld with respect to the exercise of this Option, the Participant shall promptly pay to the Partnership or a subsidiary specified by the Partnership, on at least seven business days' notice from the Partnership, an amount equal to such withholding tax or charge or (b) if the Participant does not promptly so pay the entire amount of such withholding tax or charge in accordance with such notice, or make arrangements satisfactory to the Partnership regarding payment thereof, the Partnership or any subsidiary of the Partnership may withhold the remaining amount thereof from any amount due the Participant from the Partnership or the subsidiary.


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      9. Dilution and Other Adjustments. The existence of this Option shall not impair the right of the Partnership or its partners to, among other things, conduct, make or effect any change in the Partnership's business, any distribution (whether in the form of cash, limited partnership interests, other securities or other property), recapitalization (including, without limitation, any subdivision or combination of limited partnership interests), reorganization, consolidation, combination, repurchase or exchange of limited partnership interests or other securities of the Partnership, issuance of warrants or other rights to purchase limited partnership interests or other securities of the Partnership, or any incorporation of the Partnership. In the event of such a change in the partnership interests of the Partnership, the Board shall make such adjustments to this Option, including the purchase price specified in Section 1, as it deems appropriate and equitable. In the event of incorporation of the Partnership, the Board shall make such arrangements as it deems appropriate and equitable with respect to this Option for the Participant to purchase stock in the resulting corporation in place of the Units subject to this Option. Any such adjustment or arrangement may provide for the elimination of any fractional Unit or shares of stock which might otherwise become subject to this Option. Any decision by the Board under this Section shall be final and binding upon the Participant.

      10. Rights as an Owner of a Unit. The Participant (or a transferee of this Option pursuant to Sections 4 and 7) shall have no rights as an owner of a Unit with respect to any Unit covered by this Option until he becomes the holder of record of such Unit, which shall be deemed to occur at the time that notice of purchase is given and payment in full is received by the Partnership under
Section 3 and 14. By such actions, the Participant (or such transferee) shall be deemed to have consented to, and agreed to be bound by, all other terms, conditions, rights and obligations set forth in the then current Agreement of Limited Partnership (as Amended and Restated) of the Partnership. Except as provided in Section 9, no adjustment shall be made with respect to any Unit for any distribution for which the record date is prior to the date on which the Participant becomes the holder of record of the Unit, regardless of whether the distribution is ordinary or extraordinary, in cash, securities or other property, or of any other rights.

      11. Administrator. If at any time there shall be no 1997 Option Committee of the Board, the Board shall be the Administrator.

      12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.


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      13. Interpretation. The Participant accepts this Option subject to all the terms and provisions of the Plan, which shall control in the event of any conflict between any provision of the Plan and this Agreement, and accepts as binding, conclusive and final all decisions or interpretations of the Board or the Administrator upon any questions arising under the Plan and/or this Agreement.

      14. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Partnership, to the Secretary of Alliance Capital Management Corporation at 1345 Avenue of the Americas, New York, New York 10105, or if the Partnership should move its principal office, to such principal office, and, in the case of the Participant, to his last permanent address as shown on the Partnership's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.


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      15. Sections and Headings. All section references in this Agreement are to sections hereof for convenience of reference only and are not to affect the meaning of any provision of this Agreement.

                                    ALLIANCE CAPITAL MANAGEMENT L.P.

                                    By    Alliance Capital Management
                                          Corporation, General Partner



                                    By    /s/ Dave H. Williams
                                          -------------------------------
                                          Dave H. Williams
                                          Chairman of the Board



                                          /s/ Bruce W. Calvert
                                          -------------------------------
                                          Bruce W. Calvert


AC Options


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         Exhibit A To Unit Option Plan Agreement Dated December 10, 1998
          between Alliance Capital Management L.P. and Bruce W. Calvert


      1. The number of Units that the Participant is entitled to purchase pursuant to the Option granted under this Agreement is 500,000.


      2. The per Unit price to purchase Units pursuant to the Option granted under this Agreement is $26.3125 per Unit.


      3.    Percentage of Units With Respect to
            Which the Option First Becomes
            Exercisable on the Date Indicated

            1. December 10, 1999                20%
            2. December 10, 2000                20%
            3. December 10, 2001                20%
            4. December 10, 2002                20%
            5. December 10, 2003                20%